Exhibit 99.2

(U.S. Dollars in Thousands)	Three Months Ended				Twelve Months Ended (*)
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	December 31, 2025
Net Sales:
Residential	548,663	634,718	684,957	624,800	2,493,138
Commercial & Industrial	399,006	430,575	432,432	468,907	1,730,920
Segment Total	947,669	1,065,293	1,117,389	1,093,707	4,224,058
Corporate and Eliminations	(5,548)	(4,124)	(3,036)	(2,203)	(14,911)
Net Sales	942,121	1,061,169	1,114,353	1,091,504	4,209,147

Cost of Goods Sold:
Residential	289,902	335,113	368,633	346,391	1,340,039
Commercial & Industrial	285,781	313,431	321,834	351,236	1,272,282
Segment Total	575,683	648,544	690,467	697,627	2,612,321
Corporate and Eliminations	(5,548)	(4,124)	(3,036)	(2,203)	(14,911)
Cost of Goods Sold	570,135	644,420	687,431	695,424	2,597,410

Operating Expenses:
Residential	185,228	197,990	207,794	290,698	881,710
Commercial & Industrial	90,373	89,226	97,229	100,478	377,306
Segment Total	275,601	287,216	305,023	391,176	1,259,016
Corporate and Eliminations	12,747	17,744	18,820	14,219	63,530
Operating Expenses	288,348	304,960	323,843	405,395	1,322,546

Other Segment Items:
Residential	(38,056)	(44,809)	(51,646)	(152,781)	(287,292)
Commercial & Industrial	(22,494)	(25,424)	(30,398)	(37,641)	(115,957)
Segment Total	(60,550)	(70,233)	(82,044)	(190,422)	(403,249)
Corporate and Eliminations	(5,358)	(5,607)	(8,092)	(4,045)	(23,102)
Other Segment Items (1)	(65,908)	(75,840)	(90,136)	(194,467)	(426,351)

Adjusted EBITDA:
Residential	111,589	146,424	160,176	140,492	558,681
Commercial & Industrial	45,346	53,342	43,767	54,834	197,289
Segment Total	156,935	199,766	203,943	195,326	755,970
Corporate and Eliminations	(7,389)	(12,137)	(10,728)	(10,174)	(40,428)
Adjusted EBITDA	149,546	187,629	193,215	185,152	715,542

Adjusted EBITDA to income before provision for income taxes reconciliation:
Interest expense	(17,110)	(18,242)	(18,461)	(16,884)	(70,697)
Depreciation and amortization	(46,141)	(48,321)	(49,211)	(51,162)	(194,835)
Non-cash write-down and other adjustments (2)	13	(2,155)	(2,831)	(1,663)	(6,636)
Non-cash share-based compensation expense (3)	(11,608)	(14,752)	(12,751)	(10,836)	(49,947)
Transaction costs and credit facility fees (4)	(760)	(1,004)	(827)	(1,385)	(3,976)
Business optimization and other charges (5)	(1,575)	(3,442)	(368)	(1,916)	(7,301)
Provision for legal, regulatory, and other costs (6)	(3,751)	(4,911)	(23,208)	(126,111)	(157,981)
Change in fair value of investments (7)	(9,947)	(1,524)	(5,667)	(3,472)	(20,610)
Loss on refinancing of debt (8)	-	-	(1,225)	-	(1,225)
Other (9)	(153)	(3,426)	(328)	633	(3,274)
Income before provision for income taxes	58,514	89,852	78,338	(27,644)	199,060

(*) The Company has updated certain amounts for the twelve months ended December 31, 2025 compared to the 8-K filed on March 25, 2026.

(1) Other segment items primarily represent adjustments for depreciation and amortization and the following items defined below: Non-cash write-down and other adjustments; Non-cash shared-based compensation expense; Transaction costs and credit facility fees; Business optimization and other charges; Provision for legal, regulatory, and other costs.

(2) Includes gains/(losses) on the disposition of assets other than in the ordinary course of business, gains/(losses) on sales of certain investments, unrealized mark-to-market adjustments on commodity contracts, certain foreign currency related adjustments, and certain purchase accounting and contingent consideration adjustments.

(3) Represents share-based compensation expense to account for stock options, restricted stock, and other stock awards over their respective vesting periods.

(4) Represents transaction costs incurred directly in connection with any investment, as defined in our credit agreement, equity issuance or debt issuance or refinancing, together with certain fees relating to our senior secured credit facilities, such as administrative agent fees and credit facility commitment fees under our Amended Credit Agreement.

(5) Represents severance and other restructuring charges related to the consolidation of certain operating facilities and organizational functions.

(6) Represents litigtaion, regulatory and other matters that are not indicative of our ongoing operations.

(7) Represents non-cash losses primarily from changes in the fair value of the Company's investment in Wallbox N.V. warrants and equity securities.

(8) The loss represents the third-party costs and the write-off of certain deferred financing costs in connection with the refinancing of the Tranche A Term Loan Facility and Revolving Debt Facility.

(9) The pre-tax loss in the second quarter of 2025 relates primarily to the sale of our immaterial Tank Utility business.

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